UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 22, 2004

Allstate Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3100 Sanders Road, Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 402-5000

Item 12.  Results of Operations and Financial Condition

The registrant furnishes below its Condensed Consolidated Statements of Operations for the three-month and six- month periods ended June 30, 2004 and 2003 and Condensed Consolidated Statements of Financial Position as of June 30, 2004 and December 31, 2003, prepared in conformity with accounting principles generally accepted in the United States of America, and certain non-GAAP and operating measures:

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	Est. 2004	2003	Est. 2004	2003

Revenues
Premiums	$151	$204	$302	$521
Contract charges	236	219	470	428
Net investment income	795	760	1,578	1,520
Realized capital gains and losses	(68)	(40)	(95)	(82)
	1,114	1,143	2,255	2,387

Costs and expenses
Contract benefits	313	378	649	845
Interest credited to contractholder funds	463	440	912	872
Amortization of deferred policy acquisition costs	109	85	224	257
Operating costs and expenses	123	118	225	239
	1,008	1,021	2,010	2,213

Loss on disposition of operations	(14)	—	(17)	—

Income from operations before income tax expense and cumulative effect of change in accounting principle, after-tax	92	122	228	174
Income tax expense	37	37	82	50

Income before cumulative effect of change in accounting principle, after-tax	55	85	146	124

Cumulative effect of change in accounting principle, after-tax	—	—	(175)	—

Net income (loss)	$55	$85	$(29)	$124

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in millions, except par value data)	June 30, 2004(Est.)	December 31, 2003

Assets
Investments
Fixed income securities, at fair value (amortized cost $52,594 and $48,401)	$54,624	$51,578
Mortgage loans	6,854	6,354
Equity securities	273	164
Short-term	1,448	765
Policy loans	702	686
Other	520	442

Total investments	64,421	59,989

Cash	108	121
Deferred policy acquisition costs	3,347	3,202
Reinsurance recoverables, net	1,365	1,185
Accrued investment income	574	567
Other assets	617	323
Separate Accounts	13,564	13,425

Total assets	$83,996	$78,812

Liabilities
Contractholder funds	$49,365	$44,914
Reserve for life-contingent contract benefits	10,533	10,480
Unearned premiums	30	32
Payable to affiliates, net	65	114
Other liabilities and accrued expenses	3,933	2,594
Deferred income taxes	438	779
Short-term debt	55	—
Long-term debt	116	45
Separate Accounts	13,564	13,425

Total liabilities	78,099	72,383

Shareholder’s Equity
Redeemable preferred stock – series A, $100 par value, 1,500,000 shares authorized, 49,230 and 815,460 shares issued and outstanding	5	82
Common stock, $227 par value, 23,800 shares authorized and outstanding	5	5
Additional capital paid-in	1,077	1,067
Retained income	4,143	4,222
Accumulated other comprehensive income:
Unrealized net capital gains and losses and net gains and losses on derivative financial instruments	667	1,053

Total accumulated other comprehensive income	667	1,053

Total shareholder’s equity	5,897	6,429

Total liabilities and shareholder’s equity	$83,996	$78,812

Definitions of Non-GAAP and Operating Financial Measures

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following non-GAAP financial measure.  Our methods of calculating this measure may differ from those used by other companies and therefore comparability may be limited.

Operating income is income before cumulative effect of change in accounting principle, after-tax, excluding:

•                  realized capital gains and losses, after-tax, except for periodic settlements and accruals on non-hedge derivative instruments which are reported with realized capital gains and losses but included in operating income,

•                  amortization of deferred policy acquisition costs (“DAC”) and deferred sales inducements (“DSI”), to the extent that they resulted from the recognition of realized capital gains and losses, and

•                  (loss) gain on disposition of operations, after-tax.

Net income is the GAAP measure that is most directly comparable to operating income.

We use operating income to evaluate our results of operations and as an integral component for incentive compensation.  It reveals trends in our insurance and financial services business that may be obscured by the net effect of realized capital gains and losses and (loss) gain on disposition of operations.  These items may vary significantly between periods and are generally driven by business decisions and economic developments such as market conditions, the timing of which is unrelated to the insurance underwriting process.  Moreover, we reclassify periodic settlements on non-hedge derivative instruments into operating income to report them in a manner consistent with the economically hedged investment or product attributes (e.g. net investment income and interest credited to contractholder funds) and thereby appropriately reflect trends in product performance.  Therefore, we believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our performance.  Operating income should not be considered as a substitute for net income and does not reflect the overall profitability of our business.

The following table reconciles operating income and net income.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	Est. 2004	2003	Est. 2004	2003

Operating income	$118	$120	$242	$196

Realized capital gains and losses	(68)	(40)	(95)	(82)
Income tax benefit	24	13	34	29
Realized capital gains and losses, after-tax	(44)	(27)	(61)	(53)
DAC and DSI amortization relating to realized capital gains and losses, after-tax	(3)	(7)	(13)	(16)
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(7)	(1)	(11)	(3)
Loss on disposition of operations, after-tax	(9)	—	(11)	—
Income before cumulative effect of change in accounting principle, after-tax	55	85	146	124
Cumulative effect of change in accounting principle, after-tax	—	—	(175)	—

Net income (loss)	$55	$85	$(29)	$124

Operating Measures

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following operating financial measures.  Our method of calculating these measures may differ from that used by other companies and therefore comparability may be limited.

Premiums and deposits is an operating measure that we use to analyze production trends for sales.  It includes premiums on insurance policies and annuities and all deposits and other funds received from customers on deposit-type products, which we account for under GAAP as increases to liabilities rather than as revenue.

The following table illustrates where premiums and deposits are reflected in the condensed consolidated financial statements.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	Est. 2004	2003	Est. 2004	2003

Premiums	$151	$204	$302	$521
Deposits to contractholder funds, separate accounts and other	4,069	2,894	7,174	4,881
Premiums and deposits	$4,220	$3,098	$7,476	$5,402

New sales of financial products by Allstate exclusive agencies is an operating measure that we use to quantify the current year sales of financial products by the Allstate proprietary distribution channel.  New sales of financial products by Allstate exclusive agencies includes annual premiums on new insurance policies, initial premiums and deposits on annuities, net new deposits in the Allstate Bank, sales of other companies’ mutual funds, and excludes renewal premiums.  New sales of financial products by Allstate exclusive agencies for the six months ended June 30, 2004 and 2003 totaled est. $1.01 billion and $783 million, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

By	/s/ Samuel H. Pilch

Name:	Samuel H. Pilch
Title:	Group Vice President and Controller

July 22, 2004